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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Schering-Plough Corporation on Form S-4 of our reports dated February 15, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
December 29, 1995